Exhibit 10.20

EMPLOYEE CONFIDENTIALITY AND PROPRIETARY RIGHTS AGREEMENT

This Confidentiality and Proprietary Rights Agreement (“Agreement”) is entered into by and between AGEAGLE AERIAL SYSTEMS, INC., a Nevada corporation, on behalf of itself, its subsidiaries and other corporate affiliates (collectively referred to herein as the “Company”), and Nicole Fernandez-McGovern (“Employee”) (the Company and Employee are collectively referred to herein as the “Parties”) as of January, 1, 2019 (the “Effective Date”).

In consideration of Employee’s employment with the Company (hereafter, “employment”), which Employee acknowledges to be good and valuable consideration for Employee’s obligations hereunder, the Company and Employee hereby agree as follows:

1.            Confidentiality and Disclosure of Information. In the course of Employee’s employment hereunder, Employee will receive, contribute to the production of, become privy to confidential, secret and proprietary documents, materials, data and other information, in tangible and intangible form, of and relating to the Company and its businesses and existing and prospective customers, suppliers, investors and other associated third parties to the Company’s “Confidential Information” (as hereinafter defined). Employee further understands and acknowledges that this Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by Employee will cause irreparable harm to the Company, for which remedies at law will not be adequate.

1.1          Employee agrees that during and in perpetuity after Employee’s employment by Company, Employee shall (i) hold in confidence and treat all Confidential Information as strictly confidential; (ii) not directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever , except as required in the good faith performance of Employee’s duties to the Company or with the prior consent of an authorized officer acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of the Company, except as required in the good faith performance of Employee’s duties to the Company or with the prior consent of an authorized officer acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. To the extent permitted by applicable law, Employee shall promptly provide written notice of any such order to an authorized officer of the Company after receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company’s sole discretion. Employee agrees that during Employee’s employment by Company and in perpetuity thereafter, Employee shall hold in confidence and shall not directly or indirectly reveal report, publish, copy, duplicate, disclose, transfer or otherwise misappropriate any Confidential Information to any person or entity, or utilize such Confidential Information for any purpose, except within the course of Employee’s employment with Company.

1.2          All notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any form or media in any way incorporating or reflecting any Confidential Information of Company shall belong exclusively to Company. Upon termination of his employment for any reason, or at any time Company may request prior thereto, Employee shall immediately surrender and turn over to Company any of Company’s property whatsoever and all Confidential Information of Company, whether the same be in writing, print, copy, audio or video tape, computer program or disc, picture, or any other medium whatsoever, and whether appearing in original documents, summaries, excerpts, abstracts or other formats, and shall provide Company with all information necessary to access and use said Confidential Information. Employee shall have no right to retain any originals or copies of the foregoing for any reason whatsoever after termination of his employment hereunder without the express prior written consent of Company and, upon termination, Employee shall certify in writing that he no longer possesses and has not distributed or retained any Confidential Information of Company or any of Company’s property whatsoever.

1.3          Notwithstanding the terms of this Agreement, the obligation of Employee to protect the confidentiality of any Confidential Information shall terminate as to any information or materials which: (i) are, or become, public knowledge through no act or failure to act of Employee in violation of Employee’s obligations to the Company; (ii) are publicly disclosed by the proprietor thereof; (iii) are lawfully obtained without obligations of confidentiality by Employee from a third party after reasonable inquiry regarding the authority of such third party to possess and divulge the same; (iv) are independently developed by Employee from sources or through persons that Employee can demonstrate had no access to Confidential Information; or (v) are lawfully known by Employee at the time of disclosure other than by reason of discussions with or disclosures by Company.

1.4         As used in this Agreement, “Confidential Information” means information or material, whether oral or written, that is proprietary to Company or designated (either expressly or by virtue of the manner in which such information or material is traditionally treated in business settings) as confidential information by Company and not generally known by non-Company personnel, which Employee may develop or which Employee may receive, obtain knowledge of or become privy to through or as a result of Employee’s relationship with Company (including information conceived, originated, discovered or developed in whole or in part by Employee). “Confidential Information” includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, discoveries, ideas, concepts, software in various stages of development, designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, procedures, “knowhow”, marketing techniques and materials, marketing and development plans, names of employees and information related to them, customer names, contacts, and other information related to customers, price lists, pricing policies, and financial data, information and projections. “Confidential Information” also includes any information described above which Company obtains from another party and which Company treats as proprietary or designates as “Confidential Information”, whether or not owned or developed by Company. Information that is publicly known and that is generally employed by the trade or generic information or knowledge which Employee would have learned in the course of similar work elsewhere in the trade is not intended to and shall be deemed not to be a part of the “Confidential Information”.

1.5          Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

1.6         Employee acknowledges that Employee has been notified in accordance with the federal Uniform Trade Secrets Act (18 U.S. Code § 1839) that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

2.            Agreement Not to Solicit Customers. Employee agrees that during his employment by Company and for a period of one (1) year following termination of such employment for any reason whatsoever, Employee shall not, either directly or indirectly, on his own behalf or in the service of or on behalf of others actively solicit, or attempt to solicit, initiate contact with, or call upon any clients or actively sought prospective clients of Company with whom Employee had material contact during his employment with Company or about which Employee obtained Confidential Information, for the purpose of soliciting, selling, diverting to or otherwise providing products or services that are the same or similar to, or otherwise compete with, those of the Company, including, without limitation, engaging in the business of design, manufacture or sale of unmanned aerial aircraft technologies, unless agreed to in writing by both parties.

2.1         Material Contact. For purposes of this Agreement, “material contact” exists between Employee and each client or actively sought prospective client of Company with whom Employee personally interacts on behalf of Company, whether such interaction is conducted in person, in writing, by telephone or by other form of communication.

3.            Agreement Not to Solicit Employees and Independent Contractors. Employee agrees that during his employment by Company and for a period of one (1) year following termination of such employment for any reason, he will not, either directly or indirectly, on his own behalf or in the service of, or on behalf of others, actively encourage or induce the voluntary termination of, or recruit or hire, or attempt to recruit or hire, any person(s) then employed by or associated with Company as an employee or, on an exclusive basis, an independent contractor or consultant, whether or not such recruit or hire is a full-time, part-time or temporary employee, independent contractor or consultant of said entities, and whether or not such employment or other engagement is for a determined period or is at-will, for the purpose of employment, consultancy, or serving as an independent contractor for, directly or indirectly, any business entity which engages in the business of design, manufacture and sale of unmanned aerial aircraft technologies. Except for contractors or employees previously engaged with RCM Financial.

4.           Agreement Not to Compete. Employee agrees that during his employment by Company and for a period of one (1) year following termination of such employment for any reason, he will not, either directly or indirectly, on his own behalf or in the service of, or on behalf of others, actually or attempt to, engage in the business of providing products or services that are the same or similar to, or otherwise compete with, those of the Company, including, without limitation, engaging in the business of design, manufacture or sale of unmanned aerial aircraft technologies, within the Territory (as defined below). As used herein, “Territory” means any state in the United States or any foreign country in which the Company is doing business or in which it is contemplating to do business pursuant to a then current business plan.

5.            Proprietary Rights.

5.1         Work Product. Employee agrees that all inventions, ideas, writings, works of authorship, technology, discoveries, copyrightable or patentable subject matter, and other work product of any nature whatsoever that, in whole or in part, that are made, conceived, created, prepared, produced, authored, edited or amended (i) through the use of any of the Company’s Confidential Information or any of the Company’s equipment or facilities or (ii) by Employee, individually or jointly with others, during the period of Employee’s employment by the Company and relating in any way to the business or contemplated business, research or development of the Company (regardless of when or where the Work Product is prepared or whose equipment or other resources is used in preparing the same) and all printed, physical and electronic copies, all improvements, rights and claims related to the foregoing, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), mask works, patents and other intellectual property rights therein arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions and renewals thereof (collectively, “Intellectual Property Rights”), shall belong exclusively to Company and shall be considered part of Confidential Information (as the case may be) for purposes of this Agreement.

For purposes of this Agreement, Work Product includes, but is not limited to, Company information, including plans, publications, research, strategies, techniques, agreements, documents, negotiations, know-how, computer programs, computer applications, software design, web design, work in process, databases, manuals, developments, reports, graphics, drawings, sketches, market studies, formulae, notes, communications, algorithms, product plans, product designs, styles, models, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, specifications, customer information, customer lists, manufacturing information, marketing and advertising information, and sales information.

5.2          Company, its designees, and its assigns shall have the right to use and/or to apply for patents, copyrights or other statutory or common law protections for such Work Product in any and all countries. Employee shall provide reasonable assistance to Company (at Company’s expense) to obtain and from time to time enforce patents, copyrights, and other statutory or common law protections for such Work Product in any and all countries. To that end, Employee shall execute, during and after his employment with Company, all documents reasonably related to the application, procurement, and enforcement of patents, copyrights, and other statutory or common law protections, as the Company or its counsel may request, together with any assignments thereof to Company or its designee.

5.3         Work Made for Hire; Assignment. Employee acknowledges that, by reason of being engaged by the Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, Employee hereby irrevocably assigns to the Company, for no additional consideration, Employee’s entire right, title and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Company would have had in the absence of this Agreement.

5.4         Further Assurances; Power of Attorney. During and after Employee’s employment by the Company, Employee agrees to reasonably cooperate with the Company to (i) apply for, obtain, perfect and transfer to the Company the Work Product and Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (ii) maintain, protect and enforce the same, including, without limitation, executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments and other documents and instruments as shall be requested by the Company. Employee hereby irrevocably grants the Company power of attorney to execute and deliver any such documents on Employee’s behalf in Employee’s name and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the transfer, issuance, prosecution and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if Employee does not promptly cooperate with the Company’s request (without limiting the rights the Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by Employee’s subsequent incapacity.

5.5         Moral Rights. To the extent any copyrights are assigned under this Agreement, Employee hereby irrevocably waives, to the extent permitted by applicable law, any and all claims Employee may now or hereafter have in any jurisdiction to all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as “moral rights” with respect to all Work Product and all Intellectual Property Rights therein.

5.6          No License. Employee understands that this Agreement does not, and shall not be construed to, grant Employee any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software or other tools made available to Employee by the Company.

6.           Conflicts of Interest. During the term of his employment Employee shall not engage in activities or practices involving any possible conflict of interest. These activities or practices may subject Employee to disciplinary action, up to and including termination of employment. Employee should avoid at all times the appearance of, as well as an actual, conflict of interest.

6.1          Conflicts of interest activities or practices include, but are not limited to: engaging in business conduct that is damaging to the reputation of the Company, accepting outside employment in any organization that does business with the Company or is a competitor of the Company, investing or having a financial interest in a private company which does business with the Company or having stock ownership in a publicly traded company which does business with the Company if the relationship(s) may influence Employee’s business decisions (this applies to Employee and to close relatives and is applicable at the time of hire and at any time during the course of employment). If an individual does own stock in a company that does business with the Company, the relationship should be disclosed upon employment and all significant business dealings with that company will be reviewed.

6.2         Employee may not accept gifts from any person or company doing or seeking to do business with the Company. Employees are allowed to accept advertising novelties and other gifts of nominal value.

6.3          Employee may not give, offer, or promise, directly or indirectly, anything of value to any representative of any company doing business with the Company.

6.4          Employee may not select vendors on the basis of anything other than the merit of their products or services or prices for such products or services.

6.5          Discussing company information with the press without prior authorization from management is also a conflict of interest.

7.          Security and Access. Employee agrees and covenants (i) to comply with all Company security policies and procedures as in force from time to time including without limitation those regarding computer equipment, telephone systems, voicemail systems, facilities access, monitoring, key cards, access codes, Company intranet, internet, social media and instant messaging systems, computer systems, e-mail systems, computer networks, document storage systems, software, data security, encryption, firewalls, passwords and any and all other Company facilities, IT resources and communication technologies (“Facilities and Information Technology Resources”); (ii) not to access or use any Facilities and Information Technology Resources except as authorized by Company; and (iii) not to access or use any Facilities and Information Technology Resources in any manner after the termination of Employee’s employment by the Company, whether termination is voluntary or involuntary. Employee agrees to notify the Company promptly in the event Employee learns of any violation of the foregoing by others, or of any other misappropriation or unauthorized access, use, reproduction or reverse engineering of, or tampering with any Facilities and Information Technology Resources or other Company property or materials by others.

7.1         Exit Obligations. Upon (i) voluntary or involuntary termination of Employee’s employment or (ii) the Company’s request at any time during Employee’s employment, Employee shall (a) provide or return to the Company any and all Company property, including keys, key cards, access cards, identification cards, security devices, Company credit cards, network access devices, computers, cell phones, smartphones, equipment, manuals, reports, files, books, compilations, work product, e-mail messages, recordings, tapes, disks, thumb drives or other removable information storage devices, hard drives and data and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or Work Product, that are in the possession or control of Employee, whether they were provided to Employee by the Company or any of its business associates or created by Employee in connection with Employee’s employment by the Company; and (b) delete or destroy all copies of any such documents and materials following return to the Company that remain in Employee’s possession or control, including those stored on any non-Company devices, networks, storage locations and media in Employee’s possession or control.

8.           Non-disparagement. Employee agrees and covenants that Employee will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, statements or gestures concerning the Company’s products or services, and existing and prospective customers, suppliers, investors and other associated third parties, or make any maliciously false statements about the Company’s employees and officers.

9.          Remedies. Employee acknowledges that the Company’s Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by Employee will cause irreparable harm to the Company, for which remedies at law will not be adequate. In the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, Employee hereby consents and agrees that the Company shall be entitled to, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief. Additionally, each of the covenants and restrictions to which Employee is subject under this Agreement, including, without limitation those in Sections 2 and 3 above, shall each be construed as independent of any other provision in this Agreement or any other agreement between Employee and the Company, and the existence of any claim or cause of action by Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants and restrictions.

10.         Successors and Assigns.

10.1       Assignment by the Company. The Company may assign this Agreement to any subsidiary or corporate affiliate, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

10.2       No Assignment by Employee. Employee may not assign this Agreement or any part hereof. Any purported assignment by Employee shall be null and void from the initial date of purported assignment.

11.         Governing Law; Jurisdiction and Venue; Jury Waiver. This Agreement, for all purposes, shall be construed in accordance with the laws of the State of Colorado without regard to conflicts-of-law principles. Any action or proceeding by either Party to enforce this Agreement shall be brought only in any state or federal court located in the State of Colorado. The Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue. Notwithstanding the foregoing, any action for injunctive relief may be brought in any court of competent jurisdiction. Employee and the Company each hereby waive the right to trial by jury in any such court action or proceeding between them, regardless of the subject matter, including, without limitation, any action or proceeding based upon, arising out of, or in any way relating to this Agreement and all matters concerning Employee’s employment (or the termination thereof) with the Company.

12.        Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between Employee and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

13.         Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by Employee and by a duly authorized officer of the Company (other than Employee). No waiver by either of the Parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

14.          Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by law. The Parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

15.        Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

16.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Photographic copies, electronically scanned copies and other facsimiles of this Agreement (including such signed counterparts) may be used in lieu of the originals for any purpose.

17.         At-Will Employment; No Oral Agreements. The Company and Employee acknowledge and agree that this Agreement does not affect the ability of either party to terminate their employment relationship, which relationship, unless otherwise agreed to in writing signed by an officer of the Company, may be terminated at any time, for any or no reason. No supervisor, manager or other Company representative has the authority to make any verbal promises, commitments, or statements of any kind regarding the Company’s policies, procedures or any other issues that are legally binding on the Company.

EMPLOYEE ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THESE TERMS AND CONDITIONS OF EMPLOYMENT AND AGREES THAT THESE TERMS AND CONDITIONS ARE NECESSARY FOR THE REASONABLE AND PROPER PROTECTION OF THE COMPANY’S BUSINESS. EMPLOYEE FURTHER ACKNOWLEDGES THAT THE COMPANY HAS ADVISED HIM THAT HE IS ENTITLED TO HAVE THIS AGREEMENT REVIEWED BY AN ATTORNEY OF HIS SELECTION PRIOR TO SIGNING, AND HE HAS EITHER DONE SO OR ELECTED TO FOREGO THAT RIGHT.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date above.

AGEAGLE AERIAL SYSTEMS, INC.

By:
Name:	Barrett Mooney
Title:	CEO

EMPLOYEE:

Signature:
Print Name:	Nicole Fernandez-McGovern